EXHIBIT 5.16

CONSENT OF LOUIS-PIERRE GIGNAC, P.ENG.

The undersigned hereby consents to the use of their report entitled “NI 43-101 Technical Report Hardrock Project Ontario, Canada” with an effective date of December 16, 2020, and a report date of January 26, 2021, and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of Equinox Gold Corp.

/s/ Louis-Pierre Gignac
By: Louis-Pierre Gignac, P.Eng.

Dated: November 21, 2022